Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-256964) of our report dated March 16, 2022, relating to the consolidated financial statements of monday.com Ltd. appearing in this Annual Report on Form 20-F for the year ended December 31, 2021.

Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 16, 2022